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 MIDLAND LOAN SERVICES

ANNUAL STATEMENT OF COMPLIANCE

of

PNC BANK, NATIONAL ASSOCIATION

d/b/a MIDLAND LOAN SERVICES

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, the undersigned, Timothy Steward, as Senior Vice President of Midland Loan Services, a division of PNC Bank, National Association, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1. A review of the Servicer’s activities during the calendar year 2019 (the “Reporting Period”) and of its performance under the Agreement has been made under the undersigned officer’s supervision; and

2. To the best of the undersigned officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

Dated: February 21, 2020

Midland Loan Services, a division of

PNC Bank, National Association

/s/ Timothy Steward

Timothy Steward

Senior Vice President

Member of The PNC Financial Services Group

10851 Mastin Boulevard Overland Park, Kansas 66210

800-327-8083

www.pnc.com/midland

Schedule I
Cadwalader, Wichersham & Taft
Recipient Role	Deal Name	Series Number	Midland Role
Depositor - General Counsel	Deutsche Mortgage & Asset Receiving Corp.	DBUBS 2011-LC1	Special Servicer
Depositor - General Counsel	Deutsche Mortgage & Asset Receiving Corp.	COMM 2011-FL1	Special Servicer
Depositor - General Counsel	Deutsche Mortgage & Asset Receiving Corp.	COMM 2012-CCRE2
Special Servicer of the 260 and 261 Madison Avenue loan under the COMM 2012-CCRE3 PSA.
Depositor - General Counsel	Deutsche Mortgage & Asset Receiving Corp.	COMM 2012-CCRE4
Special Servicer of the Emerald Square Mall loan under the COMM 2012-CCRE3 PSA.
Deutsche Mortgage & Asset Receiving Corp.
Recipient Role	Deal Name	Series Number	Midland Role
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2010-1	Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	DBUBS 2011-LC1	Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2011-FL1	Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2012-CCRE1	Special Servicer
Special Servicer of the Crossgates Mall loan under the COMM 2012-CCRE2 PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2012-CCRE2
Special Servicer of the 260 and 261 Madison Avenue loan under the COMM 2012-CCRE3 PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2012-CCRE3	Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2012-CCRE4
Special Servicer of the Emerald Square Mall loan under the COMM 2012-CCRE3 PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2012-CCRE5	Master Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013-LC6	Master Servicer
Master Servicer of the Harmon Corner loan under the COMM 2012-CCRE5 PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013-CCRE6	Special Servicer
Master Servicer of the Moffett Towers and the 540 West Madison Street loans under the COMM 2013-LC6 PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013-CCRE7	Master Servicer
Master Servicer of the Moffett Towers loan under the COMM 2013-LC6 PSA.
Special Servicer of the Larkspur Landing Hotel Portfolio under the COMM 2013-CCRE6 PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013-CCRE8	Master and Special Servicer
Master Servicer of the Moffett Towers Phase II loan under the COMM 2013-CCRE7 PSA.
Special Servicer of the Paramount Building loan under the COMM 2013-CCRE9 PSA
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013-CCRE9	Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013-LC13	Master Servicer
Special Servicer of the 15 MetroTech Center loan under the MSBAM 2013-C12 PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013-CCRE11	Master Servicer
Primary Servicer of the Miracle Mile Shops loan under the COMM 2013-CCRE12 PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013-CCRE12	Primary Servicer
Master Servicer of the Oglethorpe Mall loan under the COMM 2013-CCRE11 PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2014-CCRE15	Master and Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2014-CCRE16
Master Servicer (with respect to the obligation to make advances) and Special Servicer of the 25 Broadway loan under the COMM 2014-CCRE17 PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2014-CCRE17	Master and Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2014-UBS3
Master and Special Servicer of the Bronx Terminal Market loan under the COMM 2014-CCRE17 PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2014-CCRE18
Master and Special Servicer of the Bronx Terminal Market loan under the COMM 2014-CCRE17 PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2014-UBS4	Master and Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2014-CCRE19	Master and Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2014-CCRE20
Master Servicer of the Beverly Connection loan under the GSMS 2014-GS24 PSA.
Special Servicer of the Myrtle Beach Marriott Resort & Spa under the COMM 2014-UBS6 PSA
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2014-LC17
Special Servicer of Myrtle Beach Marriott Resort & Spa under the COMM 2014-UBS6 PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2014-UBS6	Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2014-CCRE21	Master Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2015-LC19	Master and Special Servicer
Master Servicer of the One Memorial loan under the COMM 2014-CCRE21 PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2015-CCRE22
Master Servicer of the 3 Columbus Circle loan under the COMM 2015-CCRE23 PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2015-CCRE23	Master Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2015-LC21	Master Servicer
Master Servicer of the Courtyard by Marriott Portfolio loan under the COMM 2015-CCRE23 PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2015-CCRE24
Special Servicer of the Lakewood Center loan under the DBWF 2015-LCM TSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2015-CCRE27	Master Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2016-CCRE28	Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2016-DC2
Special Servicer of the Promenade Gateway and the Santa Monica Multifamily Portfolio loans under the COMM 2016-CCRE28 PSA.
Special Servicer of the Williamsburg Premium Outlets loan under the DBJPM 2016-C1 PSA
Depositor	Deutsche Mortgage & Asset Receiving Corp.	DBJPM 2016-C1	Special Servicer
Special Servicer of the Naples Grande Beach Resort loan under the JPMBB 2016-C1 PSA.
Special Servicer of the 7700 Parmer loan under the JPMCC 2015-JP1 PSA
Depositor	Deutsche Mortgage & Asset Receiving Corp.	DBJPM 2016-C3	Master and Special Servicer
Master Servicer of the U-Haul AREC Portfolio loan under the CD 2016-CD1 PSA.
Special Servicer of the Williamsburg Premium Outlets loan under the DBJPM 2016-C1 PSA
Depositor	Deutsche Mortgage & Asset Receiving Corp.	CD 2016-CD1	Master Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2016-COR1	Master and Special Servicer
Special Servicer of the Starbucks Center loan under the JPMDB 2016-C4 PSA
Depositor	Deutsche Mortgage & Asset Receiving Corp.	CD 2016-CD2
Master Servicer of the 80 Park Plaza and Mills Fleet Farm loans under the CGCMT 2016-C3 PSA.
Special Servicer of the Starbucks Center under the JPMDB 2016-C4 PSA
Special Servicer of the FedEx Ground Portfolio loan under the BACM 2017-BNK3 PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	CD 2017-CD4	Master Servicer
Master and Special Servicer on the 111 Livingston Street and Moffett Place Google loans under the CD 2017-CD3 PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	Series 2017-C6	Master and Special Servicer
Master Servicer on the iStar Leased Fee Portfolio under the MSC 2017-H1 PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2017-COR2	Master and Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	CD 2017-CD6
Master and Special Servicer on the U-Haul SAC Portfolios 14, 15, 17, IRG Portfolio, Station Place III, Moffett Place B4 and Covance Business Center loans under the JPMDB 2017-C7 PSA.
Master and Special Servicer on the Integrated Health Campus loan under the COMM 2017-COR2 PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	Series 2018-B1	Special Servicer
Master and Special Servicer on the Gateway Net lease Portfolio and Starwood Capital Group Hotel Portfolio loans under the DBJPM 2017-C6 PSA.
Master Servicer on the Two Harbor Point Square loan under CGCMT 2018-B2.
Master and Special Servicer on the AHP Northeast Portfolio I, 521-523 East 72nd Street and Station Place III loans under the JPMDB 2017-C7 PSA.
Special Servicer on the Griffin Portfolio loan under BANK 2017-BNK8.
Master and Special Servicer on the Atrium Center and Marriott Charlotte City Center loans under the Benchmark 2018-B3 PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2018-COR3	Master and Special Servicer
Master and Special Servicer on the Grand Hyatt Seattle loan under the COMM 2018-COR2 PSA.
Special Servicer on the Lehigh Valley Mall loan under the Benchmark 2017-B1 PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	CD 2018-CD7
Master and Special Servicer on the Riverwalk Portfolio loan under the UBS 2018-C12 PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	Series 2018-C1
Special Servicer on the West Coast Albertsons Portfolio, Moffett Towers II - Building 1 and Willow Corporate Center loans under the Benchmark 2018-B6.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	Series 2018-B7
Special Servicer on the Overland Park Xchange and Concord Plaza loans under the Benchmark 2018-B6 PSA.
Special Servicer on the Phoenix Marriott Tempe at the Buttes loan under the CGCMT 2018-C6 PSA.
Master and Special Servicer on the Shelbourne Global Portfolio I under the UBS 2018-C13 PSA.
Depositor	Benchmark 2019-B10 Mortgage Trust	Series 2019-B10	Primary

Master and Special Servicer on the 101 California Street loan under the CALI 2019-101C TSA, the Liberty Station Retail loan under the JPM 2019-COR4 PSA and the Vie Portfolio loan under the JPMCC 2019-COR5 PSA.

Special Servicer on the Pace Gallery loan under the GSM 2019-GC38 PSA.
Depositor	CD 2019-CD8 Mortgage Trust	Series 2019-CD8	Master & Special Servicer

Master Servicer on the Woodlands Mall loan under the BMARK 2019-B12 PSA, the Visions Hotel Portfolio II loan under the MSC 2019-H7 PSA, and the 505 Fulton Street loan and Wind Creek Leased Fee loan under the BMARK 2019-B13 PSA

Depositor	Benchmark 2019-B13 Mortgage Trust	Series 2019-B13	Master Servicer
Master Servicer on the Grand Canal Shoppes loan under MSC 2019-H7 PSA and on the Woodlands Mall loan under BMARK 2019-B12 PSA.
Master and Special Servicer on the Northpoint Tower under the GSMS 2019-GC42 PSA.
Primary Servicer on the 3 Columbus Circle loan under the BMARK 2019-B10 PSA.
Depositor	COMM 2019-GC44 Mortgage Trust	Series 2019-GC44	Master Servicer
Master and Special Servicer on the 225 Bush loan, The Essex Site 2 loan, and the Legends at Village West loan under the Benchmark 2019-B14 PSA
Master servicer on the Wind Creek Leased Fee loan under the Benchmark 2019-B13 PSA, and on the Millennium Park Plaza loan under the CGCMT 2019-GC41 PSA